Exhibit 99.1

                                     ANNTAYLOR
                                     NEWS RELEASE
                                     142 WEST  57TH  STREET NEW YORK, N.Y. 10019

            ANN TAYLOR ANNOUNCES RECORD FISCAL YEAR 2003
            --------------------------------------------
                THIRD QUARTER NET INCOME AND EARNINGS
                -------------------------------------



      NEW YORK, NEW YORK, November 12, 2003 - Ann Taylor Stores Corporation

(NYSE: ANN) announced today record net income for the third quarter ended

November 1, 2003 of $30,305,000, or $0.63 per share on a diluted basis (on an average of 49.3 million shares outstanding), compared to net income of

$24,911,000, or $0.53 per share on a diluted basis (on an average of 48.4 million shares outstanding), in the third quarter of fiscal 2002.



      As previously reported, total net sales for the third quarter of fiscal

2003 increased 16.6 percent to $396,807,000, from $340,218,000 in the third quarter of fiscal 2002. By division, net sales were $207,077,000 for Ann Taylor and $157,023,000 for Ann Taylor Loft. Comparable store sales for the third quarter of fiscal 2003 increased 6.2 percent, compared to a comparable store sales decrease of 1.1 percent for the third quarter of fiscal 2002. Comparable store sales by division for the quarter were up 1.9 percent for Ann Taylor,

compared to a 2.9 percent decrease last year, and up 13.4 percent for Ann Taylor

Loft, compared to a 1.7 percent increase last year.



      Ann Taylor Chairman J. Patrick Spainhour said, "Ann Taylor Loft's outstanding third quarter performance is a full-price story fueled by momentum coming out of the second quarter. Loft's excellent performance was driven by exciting fashion, great color, and novelty product across all categories. At Ann

Taylor, our positive third quarter comparable store sales results were driven by fall selling in our separates, woven tops, and outerwear categories. We anticipate that our holiday product and marketing initiatives will fuel positive fourth quarter sales results at both divisions."



      Mr. Spainhour continued, "For the fourth quarter we remain comfortable with current earnings per share guidance in the range of $0.41 - $0.43. We expect November, December and January, comparable store sales to be in the range of positive 5 to positive 7 percent for both divisions."



      Total inventory levels at the end of the third quarter, including inventory attributable to Ann Taylor Global Sourcing, were flat on a per square foot basis compared to last year. By division, inventory levels on a per square foot basis were up approximately 7 percent at Ann Taylor and down approximately

4 percent at Ann Taylor Loft. Inventory levels at Ann Taylor were up due to higher in-transit inventory, while at Ann Taylor Loft, better product sell-through was responsible for the lower inventory levels. The Company continues to expect total inventory levels on a per square foot basis to be flat to last year for the remainder of the fiscal year.



      Gross margin as a percentage of net sales for the third quarter of fiscal

2003 was flat to last year at 57.7 percent.


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
                                                                     ANNTAYLOR 2


      Selling, general and administrative expenses during the third quarter of fiscal 2003 were $177,356,000, or 44.7 percent of net sales, compared to

$154,906,000, or 45.5 percent of net sales for the same period last year. The decrease in selling, general and administrative expenses as a percentage of net sales was due to increased leverage on tenancy and other fixed expenses resulting from positive comparable store sales.



      Operating profit was 13 percent of net sales in the third quarter of fiscal 2003, compared to 12.2 percent in the third quarter of last year.



      During the quarter, the Company opened five new Ann Taylor stores and 31 new Ann Taylor Loft stores. The total store count at the end of the third quarter was 639, comprised of 355 Ann Taylor stores, 257 Ann Taylor Loft stores,

and 27 Ann Taylor Factory stores. For the remainder of fiscal 2003, the Company plans to open two additional Ann Taylor stores and 12 additional Ann Taylor Loft stores, bringing the total store count at the end of fiscal 2003 to 653 stores.



      Total store square footage increased 9.7 percent to 3,603,000 square feet as of November 1, 2003, from 3,285,000 square feet at the end of the third quarter of fiscal 2002. Total square footage by division at the end of the third quarter was 1,841,000 square feet for Ann Taylor and 1,515,000 square feet for

Ann Taylor Loft.



      Total long-term debt at November 1, 2003 was $124,265,000. The Company had no borrowings outstanding under its $175,000,000 credit facility at the end of the third quarter of fiscal 2003.




      For the fiscal year-to-date period ended November 1, 2003, the Company's net income was a record $69,410,000, or $1.48 per share on a diluted basis (on an average of 48.4 million shares outstanding), compared to net income of

$64,035,000 or $1.37 per share on a diluted basis (on an average of 48.4 million shares outstanding), for the same period last year.



      Fiscal year-to-date net sales totaled $1,139,031,000, up 10.7 percent from

$1,028,753,000 as of November 2, 2002. By division, net sales for the fiscal year-to-date period were $624,441,000 for Ann Taylor and $416,954,000 for Ann

Taylor Loft. Comparable store sales for the fiscal year-to-date period increased

1.7 percent compared to a comparable store sales decrease of 0.4 percent for the same period last year. Comparable store sales by division for the fiscal year-to-date period were down 0.6 percent for Ann Taylor compared to a 1.6 percent decrease last year, and up 5.7 percent for Ann Taylor Loft compared to a

1.7 percent increase last year.



      Gross margin as a percent of net sales for the fiscal year-to-date period ending November 1, 2003 was 54.5 percent, compared to 54.8 percent for the same period last year. Selling, general and administrative expenses as a percentage of net sales were 44.1 percent, compared to 44.4 percent for the same period in fiscal 2002.



      Ann Taylor is one of the country's leading women's specialty retailers,

operating 639 stores in 43 states, the District of Columbia and Puerto Rico, and also an Online Store at www.anntaylor.com as of November 1, 2003.
                        -----------------

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
                                                                     ANNTAYLOR 3


FORWARD-LOOKING STATEMENTS
Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words "expect", "anticipate", "plan", "intend", "project", "believe" and similar expressions. These forward-looking statements reflect the Company's current expectations concerning future events, and actual results may differ materially from current expectations or historical results. Any such forward-looking statements are subject to various risks and uncertainties, including failure by the Company to predict accurately client fashion preferences; decline in the demand for merchandise offered by the Company; competitive influences; changes in levels of store traffic or consumer spending habits; effectiveness of the Company's brand awareness and marketing programs; general economic conditions or a downturn in the retail industry; the inability of the Company to locate new store sites or negotiate favorable lease terms for additional stores or for the expansion of existing stores; lack of sufficient consumer interest in the Company's Online Store; a significant change in the regulatory environment applicable to the Company's business; an increase in the rate of import duties or export quotas with respect to the Company's merchandise; financial or political instability in any of the countries in which the Company's goods are manufactured; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of the Company's vendors in Asia and elsewhere; acts of war or terrorism in the United States or worldwide; work stoppages, slowdowns or strikes; and other factors set forth in the Company's filings with the SEC. The Company does not assume any obligation to update or revise any forward-looking statements at any time for any reason.



                                o o o
   Contact:

   Barry Erdos
   Chief Operating Officer
   (212) 541-3318

   Doreen Riely
   Director of Investor Relations
   (212) 541-3484


-                          - Tables Follow - - -


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
                                                                     ANNTAYLOR 4


                          ANNTAYLOR STORES CORPORATION
                          ----------------------------
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           -----------------------------------------------
     FOR THE QUARTERS AND NINE MONTHS ENDED NOVEMBER 1, 2003 AND
                        NOVEMBER 2, 2002
                          (UNAUDITED)

                                                QUARTERS ENDED          NINE MONTHS ENDED
                                           -----------------------   -----------------------
                                              NOV. 1,     NOV. 2,       NOV. 1,      NOV. 2,
                                               2003        2002          2003         2002
                                           ----------   ----------   ----------   ----------
                                               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

Net sales ..............................   $  396,807   $  340,218   $1,139,031   $1,028,753
Cost of sales ..........................      168,031      143,760      518,679      464,554
                                           ----------   ----------   ----------   ----------
Gross margin ...........................      228,776      196,458      620,352      564,199
Selling, general and administrative
    expenses ...........................      177,356      154,906      502,634      456,412
                                           ----------   ----------   ----------   ----------
Operating income .......................       51,420       41,552      117,718      107,787
Interest income ........................          803          923        2,268        2,352
Interest expense .......................        1,716        1,638        5,084        5,163
                                           ----------   ----------   ----------   ----------

Income before income taxes .............       50,507       40,837      114,902      104,976
Income tax provision ...................       20,202       15,926       45,492       40,941
                                           ----------   ----------   ----------   ----------

    Net income .........................   $   30,305   $   24,911   $   69,410   $   64,035
                                           ==========   ==========   ==========   ==========

Basic earnings per share of
   common stock ........................   $     0.68   $     0.56   $     1.57   $     1.45

Weighted average shares
   outstanding (000) ...................       44,697       44,328       44,255       44,206

Diluted earnings per share of
   common stock ........................   $     0.63   $     0.53   $     1.48   $     1.37

Weighted average shares outstanding,
   assuming dilution (000) .............       49,343       48,364       48,449       48,373


Number of stores open at
   beginning of period .................          603          555          584          538
Number of stores opened during period ..           36           26           57           43
Number of stores expanded during period*            1          ---            5          ---
Number of stores closed during period ..          ---            1            2            1
                                           ----------   ----------   ----------   ----------
Number of stores open at end of period .          639          580          639          580

Total store square footage at
   end of period........................    3,603,000    3,285,000

-------------------------
* Expanded stores are excluded from comparable store sales for the first year following expansion.

..
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
                                                                     ANNTAYLOR 5


                          ANNTAYLOR STORES CORPORATION
                          ----------------------------
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     -------------------------------------
                     NOVEMBER 1, 2003 AND FEBRUARY 1, 2003
                                   (UNAUDITED)

                                                     NOVEMBER 1,    FEBRUARY 1,
                                                        2003           2003
                                                    -----------    -----------
                       ASSETS                              (IN THOUSANDS)
Current assets:
  Cash and cash equivalents .....................   $   270,413    $   212,821
  Accounts receivable, net ......................        17,576         10,367
  Merchandise inventories .......................       227,234        185,484
  Prepaid expenses and other current assets .....        57,994         46,599
                                                    -----------    -----------
      Total current assets ......................       573,217        455,271
Property and equipment, net .....................       261,424        247,115
Goodwill, net ...................................       286,579        286,579
Deferred financing costs, net ...................         3,506          4,170
Other assets ....................................        14,812         17,691
                                                    -----------    -----------
      Total assets ..............................   $ 1,139,538    $ 1,010,826
                                                    ===========    ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ..............................   $    79,544    $    57,058
  Accrued expenses ..............................       112,859         94,137
                                                    -----------    -----------
      Total current liabilities .................       192,403        151,195

Long-term debt, net .............................       124,265        121,652
Deferred lease costs and other liabilities.......        30,128         23,561

Stockholders' equity:
  Common stock, $.0068 par value;
      120,000,000 shares authorized;
      49,347,471 and 48,932,860
      shares issued, respectively ...............           336            332
  Additional paid-in capital ....................       511,767        500,061
  Retained earnings .............................       362,804        296,113
  Deferred compensation on restricted stock .....        (4,249)        (3,968)
                                                    -----------    -----------
                                                        870,658        792,538
      Treasury stock, at cost
         4,235,176 and 4,050,972
         shares, respectively ...................       (77,916)       (78,120)
                                                    -----------    -----------
      Total stockholders' equity ................       792,742        714,418
                                                    -----------    -----------
      Total liabilities and stockholders' equity.   $ 1,139,538    $ 1,010,826
                                                    ===========    ===========